Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated July 19, 2001 accompanying the consolidated financial statements of iDial Networks, Inc. as of December 31, 2000 and for the year then ended, contained in the Registration Statement (Form SB-2, No. 333-^ 65416). We consent to the use of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption "Experts."


                                             /s/Kenneth Lieberman CPA, P.A
                                                Kenneth Lieberman CPA, P.A

Dated ^ October 11, 2001